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                                                                   Exhibit 23(a)





                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 33-00000) pertaining to Stock Option Plan VII of Fedders Corporation and to the incorporation by reference therein to our report dated October 11, 1993, with respect to the consolidated financial statements of Fedders Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended August 31, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young
                                                 -----------------------
                                                    Ernst & Young

MetroPark, New Jersey
January 7, 1994